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PSB GROUP, INC. ANNOUNCES                                           EXHIBIT 99.1
FIRST-QUARTER EARNINGS


Madison Heights, MI. April 11, 2005 -- PSB Group, Inc., (OTCBB: PSBG), the bank holding company for Peoples State Bank, a Michigan state-chartered bank with offices in Wayne, Oakland and Macomb Counties, announced net income for the first quarter of 2005 was $887,000 or $.31 per average outstanding share, compared to $858,000, or $.30 per average outstanding share in the first quarter of 2004.

Total assets as of March 31, 2005 were $477,908,000 compared to $408,003,000 on March 31, 2004. The lending portfolio totaled $341,497,000 as of March 31, 2005 compared to $340,736,000 at March 31, 2004. Deposits totaled $419,426,000 on March 31, 2005 compared to $359,414,000 at the same time 2004.

Peoples State Bank, the primary subsidiary of PSB Group, Inc., was founded in 1909. The bank currently serves the tri-county area with eleven offices in Farmington Hills, Grosse Pointe Woods, Hamtramck, Madison Heights, St. Clair Shores, Southfield, Sterling Heights and Warren.


Contact:   David A. Wilson
           Senior Vice President & CFO
           (248) 548-2900